SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    January 30, 1997


                       Johnson Worldwide Associates, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                       0-16255                   39-1536083
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                   1326 Willow Road, Sturtevant, Wisconsin 53177
          (Address of principal executive offices, including zip code)


                                 (414) 884-1500
                         (Registrant's telephone number)

   Item 2.     Acquisition or Disposition of Assets.

          On January 30, 1997, Johnson Worldwide Associates, Inc. ("JWA") sold all of the issued and outstanding shares of capital stock of Plastimo, a French societe anonyme (and subsidiaries), and Plastimo Manufacturing (UK) Limited, an English company (together, the "Business"), pursuant to a Share Purchase Agreement, dated as of January 30, 1997 (the "Purchase Agreement"), by and between JWA, Societe Figeacoise de Participations, a French societe anonyme ("SFP"), and Plastimo S.A. JWA's sale of the shares of the Business as well as the consummation of the transactions related thereto is referred to herein as the "Disposition."

          Pursuant to the Purchase Agreement, (i) JWA sold the shares of the Business to SFP for 94,180,207 French Francs (approximately US $17.132 million), which includes the retirement of approximately US $774,000 of intercompany debt, in cash at the closing of the Disposition and (ii) JWA agreed to indemnify SFP against any breach by JWA of JWA's representations and warranties contained therein and for certain tax obligations and product recall and repair obligations of the Business arising or existing on or prior to the closing. JWA's obligation to indemnify SFP under the Purchase Agreement for breaches of representations and warranties and for certain tax obligations are subject to an aggregate minimum threshold of 2,500,000 French Francs and an aggregate maximum cap of 45,000,000 French Francs. The purchase price paid by SFP for the shares of the Business was determined on the basis of arm's length negotiations between the parties. JWA has paid or accrued approximately $400,000 of direct disposition costs.

          In connection with the Disposition, JWA entered into distribution agreements with SFP for certain of its products and SFP entered into an agreement with JWA to continue to supply certain components.

          The Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of such agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.

          Plastimo manufactures navigation and safety equipment and distributes these products and others to the marine industry, primarily in Europe.



   Item 7.     Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

          Not applicable.

          (b)  Pro Forma Financial Information.

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma financial information relates to the disposition (such disposition as well as the consummation of certain related transactions is referred to herein as the "Disposition") by Johnson Worldwide Associates, Inc. ("JWA") of all of the issued and outstanding shares of capital stock of Plastimo S.A. (and subsidiaries) and Plastimo Manufacturing (UK) Limited (together, the "Business"). The Disposition was deemed to be effective as of the close of business on January 30, 1997. The pro forma amounts have been prepared based on certain accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of JWA including the Business.

          The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of JWA including the Business for the fiscal year ended September 27, 1996, and the three months ended December 27, 1996, with pro forma adjustments as if the Disposition had occurred as of the beginning of the respective periods. The unaudited pro forma condensed consolidated balance sheet reflects the historical financial position of JWA including the Business at December 27, 1996, with pro forma adjustments as if the Disposition had occurred on December 27, 1996. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Disposition, (b) factually supportable and (c) in the case of certain income statement adjustments, expected to have a continuing impact.

          The unaudited pro forma condensed consolidated financial statements should be read in connection with JWA's Annual Report on Form 10-K for the fiscal year ended September 27, 1996.

          The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what JWA's financial position or results of operations as of the dates presented would have been had the Disposition in fact occurred on such date or at the beginning of the periods indicated or to project JWA's financial position or results of operations for any future date or period.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      THREE MONTHS ENDED DECEMBER 27, 1996
                                   (unaudited)


   (thousands, except share                 Disposed    Pro Forma
     data)                         JWA      Businesses  Adjustments Pro Forma

   ASSETS

   Current assets:
     Cash                      $   9,278    $   2,992    $     -  $   6,286

     Accounts receivable, less
       allowance for doubtful
       accounts of $2,284         58,057        6,164        139     52,032
     Inventories                 110,350       10,742          -     99,608

     Other current assets         22,547        1,238          -     21,309
                                 -------      -------    -------    -------
       Total current assets      200,232       21,136        139    179,235

   Property, plant and
    equipment                     30,356        1,228          -     29,128
   Intangible assets              53,436        3,076          -     50,360

   Other assets                    1,630           12          -      1,618
                                 -------      -------     ------    -------

   Total assets               $  285,654    $  25,452    $   139  $ 260,341
                                 =======      =======     ======    =======

   LIABILITIES AND
     SHAREHOLDERS' EQUITY

   Current liabilities:
      Short-term debt and
     current maturities of
       long-term debt          $  63,323    $     955   $(16,358) $  46,010

      Accounts payable            10,945        3,966        139      7,118
      Other accrued
        liabilities:              24,802        1,360        299     23,741
                                 -------      -------    -------    -------
       Total current
         liabilities              99,070        6,281    (15,920)    76,869

   Long-term debt, less current
      maturities                  61,472           32          -     61,440

   Other liabilities               4,414          836          -      3,578
                                 -------      -------   --------    -------
       Total liabilities         164,956        7,149    (15,920)   141,887

   Shareholders' equity:

      Common stock:
         Class A shares
          issued 6,901,885           345        7,645      7,645        345

         Class B shares issued
          1,228,053                   61            -          -         61
       Capital in excess of
         par value                44,087        6,335      6,335     44,087

       Retained earnings          74,065        2,079      2,079     74,065

       Contingent compensation       (94)           -          -        (94)
       Cumulative translation
         adjustment                2,500        2,244          -        256

       Treasury stock 23,400
         Class A shares             (266)           -          -       (266)
                                 -------      -------    -------    -------
       Total shareholders'
         equity                  120,698       18,303     16,059    118,454
                                 -------      -------    -------    -------
       Total liabilities and
         shareholders' equity   $285,654      $25,452       $139   $260,341
                                 =======      =======    =======    =======


   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 27, 1996

                                   (unaudited)



   (thousands, except per               Disposed    Pro Forma
   share data)                  JWA    Businesses  Adjustments   Pro Forma

   Net sales                $ 344,373  $  36,386      $     -    $ 307,987
   Cost of sales              224,649     22,060            -      202,589
                              -------    -------      -------      -------
   Gross profit               119,724     14,326            -      105,389
   Operating expenses         121,200     11,283            -      109,917
                              -------    -------      -------      -------
   Operating profit (loss)     (1,476)     3,043            -       (4,519)

   Interest expense            10,181        200         (981)       9,000

   Other income, net             (496)      (147)           -         (349)
                              -------    -------      -------      -------
   Income (loss) before
     income taxes             (11,161)     2,990          981      (13,170)

   Income tax expense
     (benefit)                    194      1,101          387         (520)
                              -------    -------      -------      -------

   Net income (loss)        $ (11,355)  $  1,889     $    594    $ (12,650)
                              =======    =======      =======      =======

   Loss per common share     $  (1.40)                            $  (1.56)
                              =======                              =======

   Weighted average common
     and common equivalent
     shares outstanding         8,114                                8,114
                              =======                              =======

   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 27, 1996
                                   (unaudited)



   (thousands, except per                Disposed    Pro Forma
   share data)                  JWA     Businesses  Adjustments   Pro Forma

   Net sales                $  51,817    $  4,741       $    -    $  47,076

   Cost of sales               33,688       3,119            -       30,569
                              -------     -------                   -------
   Gross profit                18,129       1,622            -       16,507

   Operating expenses          21,916       2,783            -       19,133
                              -------     -------                   -------
   Operating loss              (3,787)     (1,161)           -       (2,626)
   Interest expense             2,083           6         (245)       1,832
   Other income, net              (56)        (47)           -           (9)
                              -------     -------       ------      -------
   Income (loss) before
     income taxes              (5,814)     (1,120)         245       (4,449)

   Income tax expense
     (benefit)                 (1,948)       (408)          97       (1,443)
                              -------     -------       ------      -------
   Net income (loss)         $ (3,866)   $   (712)     $   148     $ (3,006)

   Loss per common share     $  ( .48)                             $  ( .37)
                              =======                               =======
   Weighted average common
     and common equivalent
     shares outstanding         8,120                                 8,120
                              =======                               =======


   See accompanying notes to unaudited pro forma condensed consolidated financial statements.

   JOHNSON WORLDWIDE ASSOCIATES, INC.

   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
   (unaudited)



   NOTE 1


   The pro forma condensed consolidated balance sheet has been prepared to reflect the sale by JWA of the shares of the Business. The pro forma adjustments as of December 27, 1996 reflect the following:

        (a) Application of proceeds from the sale of the Business to reduce outstanding short-term debt of JWA and establish remaining accrued liabilities.


        (b) Reinstatement of intercompany balances between JWA and the Business previously eliminated in consolidation.


   NOTE 2

   The pro forma condensed consolidated statements of operations for the year ended September 27, 1996 and the three months ended December 27, 1996 are based on the financial statements of JWA for the year ended September 27, 1996 and the three months ended December 27, 1996, respectively, after giving effect to the following pro forma adjustments:

        (a) Reduction of interest expense resulting from reduction of short-term debt by funds obtained from the sale of the Business, at rates in effect during the respective periods.


        (b) Provision for income taxes resulting from the pro forma adjustments using statutory tax rates.


   NOTE 3

   Operating expenses in the pro forma condensed consolidated statement of operations for the year ended September 27, 1996 include a $2,000,000 accrual for losses expected upon disposition of the Business.



             (c)  Exhibits.


             The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.



                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      JOHNSON WORLDWIDE ASSOCIATES, INC.




   Date:  February 14, 1997           By:   /s/ Carl G. Schmidt
                                           Carl G. Schmidt
                                           Senior Vice President and Chief
                                           Financial Officer, Secretary and
                                           Treasurer

                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                            EXHIBIT INDEX TO FORM 8-K
                          Report Dated January 30, 1997


                             Exhibit

        (2)      Share Purchase Agreement by and between
                 Johnson Worldwide Associates, Inc.,
                 Societe Figeacoise de Participations and
                 Plastimo, S.A., dated as of January 30,
                 1997*


   _______________

   * The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.